UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2015 (April 10, 2015)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

National CineMedia, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-176056	20-2632505
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 10, 2015, the Compensation Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors of National CineMedia, Inc. (the “Company” or “NCM, Inc.”) approved a new three year employment agreement with Clifford E. Marks, the President of Sales and Marketing of NCM, Inc. The Board of Directors and the Compensation Committee have determined that it is in the Company’s best interest to approve these modifications to secure Mr. Marks’ services for the long term in recognition of his outstanding past performance and importance to the Company in the future.

The modifications provide for an increase to Mr. Marks’ base salary of 7.5% to $825,000 per year effective April 15, 2015. Mr. Marks shall also participate in the Company’s annual salary review process in January 2016 and will receive an increase in base salary of at least 2%.

Further, effective April 10, 2015, the Compensation Committee granted Mr. Marks an equity grant with a value of $250,000, which consisted of 9,422 performance-based restricted stock at target performance and 6,282 time-based restricted stock. The performance-based restricted stock vests according to the schedule below based upon achievement of Free Cash Flow targets measured from April 3, 2015 through December 28, 2017, subject to continuous service. A maximum of 4,711 additional shares could be issued if actual cumulative Free Cash Flow exceeds the target. The performance-based restricted shares are scheduled to vest on the 60th day following the end of the measurement period and include the right to receive regular and special cash dividends accrued over the vesting period, if and when the underlying shares vest. If actual cumulative Free Cash Flow is between 80% and 110% of the target, the award will be determined by interpolation.

Free Cash Flow - % of Target	Award Vesting % of Target Shares
<80%	None
80%	25%
95%	90%
100%	100%
>110%	150%

The time-based restricted shares are scheduled to vest 33.33% on the first, second and third anniversaries of the grant date, subject to continuous service. The time-based restricted shares include the right to receive regular and special cash dividends, if and when the underlying shares vest.

The Compensation Committee also approved an increase in Mr. Marks’ January 2016 long-term incentive grant target of 25 percentage points, compared to Mr. Marks’ January 2015 grant.

There will not be any other changes to the terms of Mr. Marks’ new employment agreement compared to his existing employment agreement, including those regarding his targets under the Executive Performance Bonus Plan or payments upon termination or change in control. The Company expects to finalize a new three-year employment agreement with Mr. Marks containing these modifications and file that agreement with the Company’s Form 10-Q for the period ending April 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of NCM, Inc. and NCM LLC has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: April 14, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

NATIONAL CINEMEDIA, LLC
	By:	National CineMedia, Inc., its manager

Dated: April 14, 2015	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary

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